UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2004

Aviall, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12380	65-0433083
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2750 Regent Boulevard DFW Airport, Texas		75261
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 586-1000

Not Applicable

(Former name or former address, if changed since last report)

Item 12. Results of Operations and Financial Condition.

On April 19, 2004, Aviall, Inc. (the “Company”) issued the following press release (the “Press Release”) announcing its financial results for the first quarter of 2004.

The Press Release contains “non-GAAP financial measures” as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In the Press Release, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (“GAAP”) in the United States. In addition, the Company has provided in the Press Release the reasons why the Company believes that the non-GAAP financial measures provide useful information to investors and the additional purposes, if any, for which the Company uses the non-GAAP financial measures.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The text of the Press Release is as follows:

For Immediate Release

Contact:	David Leedy
972-586-1703
dleedy@aviall.com

AVIALL ANNOUNCES A 36% INCREASE IN EARNINGS TO 30 CENTS PER SHARE

DALLAS, TEXAS April 19, 2004 — Aviall, Inc. (NYSE: AVL) today reported financial results for the first quarter of 2004.

Highlights:

•	Net earnings increased 39% to $10.0 million in the quarter versus $7.2 million in the same period last year;

•	Operating income from continuing operations in the quarter rose by $2.4 million, up 14% compared to the same period last year;

•	Net sales improved to $283.5 million, up 13% year over year;

•	Selling and administrative expense as a percentage of sales declined 30 basis points year over year to 9.7%.

(M O R E)

AVIALL ANNOUNCES A 36% INCREASE IN EARNINGS TO 30 CENTS PER SHARE

First	Quarter Results

Aviall, Inc. net earnings for the first quarter of 2004 were $10.0 million, an increase of 39% over net earnings of $7.2 million in the comparable 2003 period. Aviall earned $0.30 per share (diluted) in the first quarter of 2004 versus $0.22 per share (basic and diluted) in the first quarter of 2003.

First quarter 2004 net sales increased 13% to $283.5 million compared to last year’s first quarter net sales of $251.5 million. Aviall Services’ strong sales growth reflects a continued increase in parts sales from the military product lines, the incremental impact of new Honeywell product lines added last year, and a general strengthening in sales across all major markets served (military, general aviation and commercial airlines). Inventory Locator Service’s net sales continued to show positive growth.

Gross profit of $47.1 million for the first quarter of 2004 was up $4.8 million, or 11% higher than the $42.3 million earned in the first quarter 2003 largely based on higher volume. Gross profit as a percentage of net sales was 16.6% in the first quarter of 2004, reflecting a balanced contribution of the strengthened commercial market sales and continuing demand by the U.S. military for T56 parts. Selling and administrative expenses, as a percentage of sales, fell to 9.7% from 10.0% on increased expenses of $2.4 million year over year, reflecting the continued favorable ratio of expense to sales leverage generated by the Aviall business model.

Operating income from continuing operations for the first quarter of 2004 increased by $2.4 million, or 14%, to $19.5 million, yielding an operating income margin of 6.9% in the first

(M O R E)

AVIALL ANNOUNCES A 36% INCREASE IN EARNINGS TO 30 CENTS PER SHARE

quarter of 2004, slightly higher than the 6.8% generated in the first quarter in 2003. Interest expense was lower year over year due to the refinancing completed at the end of the second quarter of 2003, and the provision for income taxes returned closer to the statutory rate.

Review and Outlook

“The Company’s first quarter is a very good beginning for 2004,” said Paul E. Fulchino, Aviall’s chairman, president and chief executive officer. “Our success with the Rolls-Royce and Honeywell product lines validates the statements we have made about our growing momentum. Our objective has been to capture the first call when anyone wants to buy an aftermarket aircraft part, and I believe we are beginning to succeed in this area. Despite industry conditions and remaining uncertainty over the pace of the global economic recovery, earnings for the quarter exceeded our expectations largely as a result of increased sales from new Honeywell product lines; increases from military-based sales; and across-the-board growth in our other major markets and product lines.”

Fulchino added, “Notwithstanding the challenges facing the aerospace industry, Aviall will continue to push forward aggressively with its market penetration programs and business development initiatives.”

(M O R E)

AVIALL ANNOUNCES A 36% INCREASE IN EARNINGS TO 30 CENTS PER SHARE

Aviall will host a conference call on Tuesday, April 20, 2004, at 10 a.m. ET. The conference call can be accessed by calling (800) 857-6258 (toll free) or (712) 257-0175 (toll) and reference passcode: Aviall and leader: David Leedy. A replay will be available until 6 p.m. ET on Friday, April 30, 2004, at (800) 678-1664 (toll-free) or (402) 998-0015 (toll). This call is also being webcast and can be accessed at www.aviall.com or through www.vcall.com.

# # #

About Aviall, Inc.

Aviall, Inc. [NYSE: AVL] is a leading solutions provider of aftermarket supply-chain management services for the aviation and marine industries. As the world’s largest independent provider of new aviation parts and related aftermarket services, the Aviall Services business unit markets and distributes products for approximately 215 manufacturers and offers approximately 250,000 catalog items from customer service centers located in North America, Europe, and Asia-Pacific. Aviall Services also supports a full line of aviation batteries, hoses, wheels and brakes, oxygen and paint mixing services. The Inventory Locator Service (ILS) business unit, headquartered in Memphis, Tennessee, provides information and facilitates commerce via its global electronic marketplace to enable subscribers to buy and sell commercial aviation and marine parts, equipment and services. Additional information on Aviall is available via the Internet at www.aviall.com.

Forward-Looking Statements

The statements contained in this release that are not historical facts are forward-looking statements (as such term is defined in the Private Securities Litigation Act of 1995). Actual results may differ materially from those expected in the forward-looking statements. These forward-looking statements involve risks and uncertainties, including pricing pressures, shifts in market demand, general economic conditions and other factors including, among others, those that affect flight activity in military, commercial, business and general aviation, the business activities of the Company’s customers and suppliers and developments in information and communications technology.

AVIALL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in Thousands, Except Share Data)

	Three Months Ended March 31,
	2004	2003
Net sales	$283,532	251,490
Cost of sales	236,434	209,150

Gross profit	47,098	42,340
Selling and administrative expenses	27,599	25,243

Operating income	19,499	17,097
Interest expense	4,345	5,863

Earnings before income taxes	15,154	11,234
Provision for income taxes (a)	5,177	4,064

Net earnings	9,977	7,170
Less preferred stock dividends	—	(1,109)

Net earnings applicable to common shares	$9,977	6,061

Basic net earnings per share (b)	$0.31	0.22
Weighted average common shares	31,744,620	19,385,713

Diluted net earnings per share (b)	$0.30	0.22

Weighted average common and potentially dilutive common shares	33,242,755	29,113,963

(a)	Due to our large U.S. federal tax loss carryforwards, cash tax payments are substantially lower than the provision recorded. Cash tax refunds were $0.3 million for the three months ended March 31, 2004.

(b)	Diluted net earnings per share were antidilutive or higher than basic earnings per share in 2003. Therefore, diluted net earnings per share is presented equal to basic net earnings per share.

AVIALL, INC.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands)

The unaudited Pro Forma Consolidated Statements of Operations for the three months ended March 31, 2003 and the twelve months ended March 31, 2004 present our consolidated results of operations assuming that the following events, all of which were completed in June 2003, were completed prior to January 1, 2003: (i) the sale of $200 million of our 7 5/8% Senior Notes due 2001, or the Senior Notes, and the related discharge of Aviall Services’ 14% Senior Notes due 2007, or the 14% Notes, and reduction of the outstanding balance on Aviall Services’ revolving credit facility, or the Debt Discharge, and (ii) the lowering of the conversion price of our Series D Senior Convertible Participating Preferred Stock, or the Series D Preferred Stock, and the subsequent conversion of all of the outstanding shares of Series D Preferred Stock into 11,100,878 shares of our common stock, or the Conversion Event. The Debt Discharge and Conversion Event in June 2003 significantly changed our debt and capital structure. The Conversion Event resulted in significant dilution to our common shares outstanding due to the issuance of 11,100,878 shares of common stock and the Debt Discharge lowered our net interest expense. Management believes this pro forma financial information provides it with a mechanism to evaluate year-over-year operating performance on a comparable basis without including the costs associated with the Debt Discharge or Conversion Event. We believe this pro forma presentation is beneficial to investors to provide information on how these consummated transactions would have affected the historical financial statements had they occurred at an earlier time. The adjustments required to reflect such assumptions are set forth in the “Pro Forma Adjustments” columns.

	Three Months Ended March 31,			Twelve Months Ended March 31,
	Actual 2003	Pro Forma Adjustments	Pro Forma 2003	Actual 2004	Pro Forma Adjustments	Pro Forma 2004
Net sales	$251,490	—	251,490	1,045,377	—	1,045,377
Cost of sales	209,150	—	209,150	870,984	—	870,984

Gross profit	42,340	—	42,340	174,393	—	174,393
Selling and administrative expenses	25,243	—	25,243	102,536	—	102,536
Impairment loss	—	—	—	1,707	—	1,707

Operating income	17,097	—	17,097	70,150	—	70,150
Loss on extinguishment of debt (a)	—	—	—	17,315	(17,315)	—
Interest expense (b)	5,863	(679)	5,184	19,457	(489)	18,968

Earnings from continuing operations before income taxes	11,234	679	11,913	33,378	17,804	51,182
Provision for income taxes (c)	4,064	246	4,310	9,918	6,097	16,015

Net earnings from continuing operations	7,170	433	7,603	23,460	11,707	35,167
Discontinued operations:
Gain on disposal (net of income tax expense of $76)	—	—	—	125	—	125

Net earnings	7,170	433	7,603	23,585	11,707	35,292
Less preferred stock dividends (d)	(1,109)	1,109	—	(907)	907	—
Less noncash reduction for conversion of preferred stock (d)	—	—	—	(24,335)	24,335	—

Net earnings (loss) applicable to common shares	$6,061	1,542	7,603	(1,657)	36,949	35,292

(a)	To reflect the reversal of the loss on extinguishment of debt which would not have been incurred assuming the Senior Notes had been issued and the Debt Discharge had occurred prior to January 1, 2003.

(b)	To record the reduction in interest expense which would have occurred assuming the Senior Notes had been issued and the Debt Discharge had occurred prior to January 1, 2003.

(c)	To tax effect pro forma adjustments (a) and (b) at the effective tax rate applicable to the periods presented.

(d)	To reflect the reversal of the preferred stock dividend and noncash reduction for conversion of preferred stock which would not have been incurred assuming the Conversion Event had occurred prior to January 1, 2003.

RECONCILIATION OF NET EARNINGS TO PRO FORMA EARNINGS

(Dollars in thousands)

Three Months Ended March 31, 2003
Net earnings from continuing operations applicable to common shares	$6,061
Pro forma adjustments:
Preferred stock dividends	1,109
Noncash reduction for conversion of preferred stock	—
Interest expense adjustment	679
Loss on extinguishment of debt	—
Income tax expense	(246)

Pro forma net earnings from continuing operations	$7,603

Pro forma diluted net earnings per share	$0.24
Pro forma weighted average common and potentially dilutive common shares	31,714,669

AVIALL, INC.

SEGMENT INFORMATION

(In Thousands)

	Three Months Ended March 31,
	2004	2003
Net Sales
Aviall Services	$276,421	244,477
ILS	7,111	7,013

Total net sales	$283,532	251,490

Profit
Aviall Services	$20,266	17,108
ILS	2,548	2,368

Reportable segment profit	22,814	19,476
Corporate	(3,315)	(2,379)
Interest expense	(4,345)	(5,863)

Earnings before income taxes	$15,154	11,234

SELECTED BALANCE SHEET DATA

(In Thousands)

	March 31, 2004	December 31, 2003	December 31, 2002
Cash and cash equivalents	$11,429	23,424	4,997
Receivables	$149,607	139,279	95,222
Inventory	$321,442	327,860	348,027
Working capital (a)	$346,754	330,333	178,171
Deferred tax asset	$50,498	54,824	60,279
Total assets	$678,063	691,192	652,464
Accounts payable	$112,705	138,437	114,263
Total debt	$207,692	207,213	221,407
Tangible equity	$213,276	201,333	132,192
Shareholders’ equity	$311,063	300,084	228,602

SELECTED CASH FLOW DATA

(In Thousands)

	Three Months Ended March 31,
	2004	2003
Net cash (used for) provided by operating activities	$28,397	30,418
Net cash (used for) provided by investing activities	$(2,226)	(1,365)
Capital expenditures	$1,432	1,365

DEPRECIATION AND AMORTIZATION

(In Thousands)

	Three Months Ended March 31,
	2004	2003
Depreciation	$2,078	1,880
Amortization	1,764	1,569
Debt issue cost	451	1,175

	$4,293	4,624

AVIALL, INC.

OTHER FINANCIAL DATA

	Three Months Ended March 31,	Twelve Months Ended December 31,
	2004	2003
	(Dollars in Thousands)
Variable Working Capital (a)	$358,344	328,702
EBITDA (b)	$23,341	82,264
Inventory turns	3.2	3.1
Revolving credit availability	$199,000	199,000
Ratio of earnings to fixed charges	3.9x	2.1x

(a)	We define Variable Working Capital as receivables plus inventories less accounts payable. In no event should Variable Working Capital be considered as an alternative to working capital or any other GAAP measure as an indicator of our performance, nor should Variable Working Capital be considered as an alternative to working capital as an indicator of our relative liquidity to meet our obligations within an ordinary business cycle. We believe that Variable Working Capital is a useful measure, along with measurements under GAAP, in evaluating our financial performance and our ability to leverage sales and earnings. In addition, we use Variable Working Capital as a financial measure to evaluate our management of working capital and as a metric to measure contract and supplier performance. The following table reconciles Variable Working Capital to working capital for the periods presented:

	Three Months Ended March 31,	Twelve Months Ended December 31,
	2004	2003
	( In Thousands)
Receivables	$149,607	139,279
Plus: Inventory	321,442	327,860
Less: Accounts payable	(112,705)	(138,437)

Variable Working Capital	358,344	328,702
Plus:
Cash and cash equivalents	11,429	23,424
Prepaids and other current assets	3,759	2,501
Deferred income taxes	19,075	19,075
Less:
Current portion of debt	(2,920)	(3,293)
Revolving line of credit	(473)	(509)
Accrued expenses	(42,460)	(39,567)

Working capital	$346,754	330,333

(b)	EBITDA represents earnings from continuing operations before depreciation, amortization, interest and related expense and tax expense. For the twelve months ended December 31, 2003, interest and related expense includes the loss on extinguishment of debt of $17.3 million in connection with refinancing our debt. In no event should EBITDA be considered as an alternative to net earnings or any other GAAP measure as an indicator of our performance, nor should EBITDA be considered as an alternative to cash flows provided by operating activities as an indicator of cash flows or a measure of liquidity. We believe that EBITDA is a useful measure, along with measurements under GAAP, in evaluating our financial performance and our ability to service our debt and is a conventionally used financial indicator. In addition, management uses EBITDA as a financial measure to evaluate our operating performance. The following table reconciles net earnings to EBITDA for the periods presented:

	Three Months Ended March 31,	Twelve Months Ended December 31,
	2004	2003
	(In Thousands)
Net earnings	$9,977	20,778
Less:
Earnings from discontinued operations	—	125

Earnings from continuing operations	9,977	20,653
Plus:
Provision for income taxes	5,177	8,805
Interest and related expense	4,345	38,290
Depreciation and amortization expense	3,842	14,516

EBITDA	$23,341	82,264

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVIALL, INC.

By:	/s/ Colin M. Cohen

Name:	Colin M. Cohen
Title:	Vice President and Chief Financial Officer

Date: April 19, 2004